

Q2 2023 Earnings Call

RGC Resources

May 8, 2023

Forward-Looking Statements

The statements in this presentation by RGC Resources, Inc. (the "Company") that are not historical facts constitute "forward-looking statements" made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the Company's expectations regarding earnings per share, EBITDA, future expansion opportunities, natural gas reserves and potential discoverable natural gas reserves, technological advances in natural gas production, comparison of natural gas consumption and natural gas production, cost of natural gas, including relativity to other fuel sources, demand for natural gas, possibility of system expansion, general potential for customer growth, relationship of Company with primary regulator, future capital expenditures, current and future economic growth, estimated completion dates for Mountain Valley Pipeline ("MVP") and MVP Southgate milestones, potential of MVP to provide additional source of natural gas, additional capacity to meet future demands, increased capital spending and area expansion opportunity, potential new customers and growth rates in potential expansion area. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, financial challenges affecting expected earnings per share and EBITDA; technical, political or regulatory issues with natural gas exploration, production or transportation; impact of increased natural gas demand on natural gas prices; relative cost of alternative fuel sources; lower demand for natural gas; regulatory, legal, technical, political or economic issues frustrating system or area expansion; regulatory, legal, technical, political or economic issues that may affect MVP; delay in completion of MVP; increase in cost to complete MVP, including increases in cost of raw materials or labor due to economic factors or regulatory issues such as tariffs; economic challenges that may affect the service area generally and customer growth or demand and deterioration of relationship with primary regulator, and those risk factors described in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company's website at www.rgcresources.com. Furthermore, COVID-19 and its variants have the potential to generate significant economic uncertainty for the foreseeable future.

Underlying net income and earnings per share, as reflected in this presentation, are non-GAAP measures that exclude the after-tax impairment charge related to RGC Midstream, LLC's investment in the Mountain Valley Pipeline, LLC to enhance the comparability of financial results between periods. Management considers these non-GAAP measures to provide useful information to both management and investors for purpose of such comparability and in evaluating operating performance, but they should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for, or superior to, GAAP results.

The statements made in this presentation are based on information available to the Company as of the date on the cover of this presentation and the Company undertakes no obligation to update any of the forward-looking statements after the date of this presentation.

Agenda

- Operational and Financial Highlights
- 2023 Outlook
- Questions



Customers and Infrastructure

- 63,217 total customers

<u>Expansion</u>

- 2.7 miles main
- 336 services



Average Customers for 12 months ended March 31,
63,000
62,800
62,600
62,400
62,200
62,000
61,800
61,600
61,400
61,200
61,000
61,409
62,335
62,799
62,652
2020
2021
2022
2023

Roanoke Gas RNG Facility

❑ Customer Billing	March 2023
❑ In-service	March 2023



QTD Gas Volumes



DTHs Delivered
Q2 2023
Q2 2022
2,000
1,500
1,000
500
-
Thousands
Residential
Commercial
Industrial

Q2 2023 vs Q2 2022

Total Volumes	(19%)
Commercial & Industrial Volumes	(17%)
Heating Degree Days	(22%)

YTD Gas Volumes


DTHs Delivered
Q2 2023
Q2 2022
Thousands
3,500
3,000
2,500
2,000
1,500
1,000
500
-
Residential
Commercial
Industrial

2023 vs 2022

Total Volumes	(2%)
Commercial & Industrial Volumes	(2%)
Heating Degree Days	(2%)

Consolidated Financial Results

For the periods ended March 31,

(Presented in thousands, except per share data)

	Second Quarter		Twelve Months Ended	
	2023	2022	2023	2022
Operating revenues	$ 38,030	$ 29,530	$ 102,684	$ 80,197
Operating expenses	28,438	22,086	85,454	65,278
Operating income	9,592	7,444	17,230	14,919
Equity in earnings of unconsolidated affiliate	3	-	6	386
Impairment of unconsolidated affiliates	-	(39,823)	(15,270)	(39,822)
Other income, net	121	345	987	962
Interest expense	1,396	1,104	5,054	4,233
Income (loss) before income taxes	8,320	(33,138)	(2,101)	(27,788)
Income tax expense (benefit)	1,978	(8,644)	(877)	(7,489)
Net income (loss)	**$ 6,342**	**$ (24,494)**	**$ (1,224)**	**$ (20,299)**
Basic earnings (loss) per share	**$ 0.64**	**$ (2.89)**	**$ (0.12)**	**$ (2.42)**
Diluted earnings (loss) per share	**$ 0.64**	**$ (2.89)**	**$ (0.12)**	**$ (2.42)**

Consolidated Underlying Financial Results

For the periods ended March 31,

(Presented in thousands, except per share data)

	Second Quarter				Twelve Months Ended			
	2023		2022		2023		2022	
Consolidated Net Income (Loss)	**$**	**6,342**	**$**	**(24,494)**	**$**	**(1,224)**	**$**	**(20,299)**
Non-cash Impairment, Net		-		29,572		11,340		29,572
Underlying Net Income	**$**	**6,342**	**$**	**5,078**	**$**	**10,116**	**$**	**9,273**
Increase			*$*	*1,264*			*$*	*843*
				24.9%				*9.1%*
Underlying Earnings Per Share	**$**	**0.64**	**$**	**0.60**	**$**	**1.03**	**$**	**1.11**

Roanoke Gas YTD CapEx


$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Millions
FY 2023
FY 2022


Customer Growth & System Expansion $2.4
RNG Project $3.1
Other Capital $3.2
SAVE & Renewals $4.2

$2.1million or 19.5% increase

2023 Outlook

- Roanoke Gas Growth and Capital
- EPS



2023 CapEx Forecast



23%
18%
31%
28%

SAVE & Renewals	$ 6.8
Utility Maintenance	6.2
Customer Growth & System Expansion	5.0
RNG Facility	4.0
Total	$22.0

Earnings Per Share



$1.05
$1.00
$0.95
$0.90
$0.85
$0.80
$0.75
$0.70
$1.01
$0.91
$0.87
2022 Underlying
2023 Forecast
Implied Dividend Payout Ratio:
86.8%
90.8%
EPS
Range

RGC Resources™